Item 30. Exhibit (h) i. g. 1. i.

SCHEDULE A

Effective as of December 15, 1999, this Schedule A is hereby amended as follows:

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Designated Portfolios
Massachusetts Mutual Variable Annuity Separate Account 4 Established July 9, 1997	Panorama Premier	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio

Massachusetts Mutual Variable Life Separate Account I Established July 13, 1988	Strategic GVUL	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price New America Growth Portfolio

	Strategic Life 9	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio • T. Rowe Price New America Growth Portfolio

Strategic Life 10

T. Rowe Price Equity Series, Inc.

•   T. Rowe Price Mid-Cap Growth Portfolio

•   T. Rowe Price New America Growth Portfolio

T. Rowe Price Fixed Income Series, Inc.

•   T. Rowe Price Limited Term Bond Portfolio

	Survivorship Variable Universal Life	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio

	Variable Universal Life	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio

	Variable Life Select	T. Rowe Price Equity Series, Inc. T. Rowe Price Mid-Cap Growth Portfolio

	Survivorship Variable Universal Life II	T. Rowe Price Equity Series, Inc. • T. Rowe Price Mid-Cap Growth Portfolio

IN WITNESS WHEREOF, Massachusetts Mutual Life Insurance Company, T. Rowe Price Investment Services, Inc. and the undersigned Funds hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 1st day of June, 1998.

COMPANY:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By its authorized officer

	By:	/s/ Matthew E. Winter
	Title:	Sr. Vice President
	Date:	December 17, 1999

FUND:	T. ROWE PRICE EQUITY SERIES, INC. By its authorized officer

	By:	/s/ Henry H. Hopkins
	Title:	Vice President
	Date:	December 15, 1999

FUND:	T. ROWE PRICE FIXED INCOME SERIES, INC. By its authorized officer

	By:	/s/ Henry H. Hopkins
	Title:	Vice President
	Date:	December 15, 1999

UNDERWRITER:	T. ROWE PRICE INVESTMENT SERVICES, INC. By its authorized officer

	By:	/s/ Darrell N. Braman
	Title:	Vice President
	Date:	December 15, 1999